Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 2, 2007, of which report on the accompanying consolidated financial statements and supplementary schedule expresses an unqualified opinion and includes an explanatory paragraph relating to the application of Statement of Financial Accounting Standards No. 123(R) as of December 31, 2006, and report on internal control over financial reporting expresses unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting of Interleukin Genetics, Inc. and subsidiaries, included in the Annual Report of Interleukin Genetics, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the registration statements on Form S-3 (Nos. 333-83631, 333-53558, 333-56558, 333-101088, 333-107782 and 333-138862) and on Form S-8 (Nos. 333-37343, 333-67147, 333-32538, 333-62638 and 333-118551) of Interleukin Genetics, Inc. and subsidiaries.

/s/ GRANT THORNTON LLP

Boston, Massachusetts
April 2, 2007